EXHIBIT 10.32


                              UNIVERSAL CORPORATION
                     OUTSIDE DIRECTORS' DEFERRED INCOME PLAN

         Universal Leaf Tobacco Company, Incorporated (the "Company") hereby restates, effective as October 1, 1998, the Outside Directors' 1994 Deferred Income Plan, with the plan restated as the Universal Corporation Outside Directors' Deferred Income Plan (the "Plan"). The Plan is and shall remain, unless later amended, a non-qualified deferred compensation program for the non-employee directors of Universal Corporation (the "Outside Directors"). The following shall constitute the terms and conditions of the restated Plan, effective as of October 1, 1998, unless as otherwise provided.

A.  Purpose and Administration

         1. Statement of Purpose. The purpose of the Plan is to provide the Outside Directors with recurrent opportunities to defer receipt of a portion of their compensation as directors. Such deferrals, until a selected date certain in the future, would apply to amounts which otherwise would be payable currently.

         2. Top Hat Plan. The Company intends that the Plan constitute an unfunded "top hat" plan, within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended from time to time ("ERISA"), and the rules and regulations thereunder, maintained for the purpose of providing deferred compensation to the Outside Directors. This plan shall not cover any person who is, or otherwise becomes, an employee of the Company or its affiliated entities.

         3. Plan Administration. Full discretionary power and authority to construe, interpret and administer the Plan, and to change requirements for eligibility and investment options, shall be vested in the Executive Committee of the Company (the "Committee"). The Committee shall have the discretionary authority to make determinations provided for, or permitted to be made, under the Plan and to establish such rules and regulations, if any, that the Committee deems necessary and appropriate for the ongoing administration and operation of the Plan.

B.  Eligibility

         1. Eligible Persons. Participants in this plan shall consist solely of the Outside Directors (individually or collectively sometimes referred to herein as "Participant or Participants").

C.  Deferral Elections

         1.   Agreements.   The  initial   deferral   agreement   (the  "Initial
Agreement"), in the form approved by the Committee (the initial version of the form is attached to the Plan as Exhibit A), shall be executed by the Company and each Participant to effectuate the deferrals described in Section 6(a) below. Subsequent deferral agreements (the "Subsequent Agreements"), in the form otherwise approved by the Committee, shall be executed by the Company and each Participant, to effectuate the deferrals described in Section 6(b) below (the Initial Agreement and the Subsequent Agreements are collectively referred to herein as the "Deferral Agreements").

         Execution of a Deferral Agreement between the Company and each Participant shall constitute the sole means for each Participant to effectuate deferral elections of compensation under the Plan. For purposes of the Plan, "compensation" shall mean any Universal Corporation Director's fees, including retainers and fees for Board and committee meetings (herein the "Compensation").

         2.  Deferral Elections.

                  (a) Initial Deferral. Each Participant eligible in 1994 could elect in writing to defer an amount of Compensation, up to a maximum of one hundred percent (100%) of Compensation, for the Plan's initial deferral period of October 1, 1994 through September 30, 1995 (the "Initial Deferral Period" ).

                  (b) Subsequent Deferrals. Each Participant may elect in writing to defer an amount of Compensation, up to a maximum of one hundred percent (100%) of such Compensation, for the October 1 to September 30 Plan Year next following such deferral election (the "Subsequent Deferral Period"). The election with respect to Compensation for the Subsequent Deferral Period shall be made in the month of September prior to the October 1 beginning of the next Plan Year and Subsequent Deferral Period.

                  (c) New Participant Deferrals. Notwithstanding the September 30 deadline for deferral elections by existing Outside Directors, any new Outside Director who is first eligible to participate in the Plan subsequent to the beginning of a Plan Year and Subsequent Deferral Period may elect to defer Compensation under the Plan for such Deferral Period, by filing an election with the Company within thirty (30) days from the date on which such Outside Director first becomes eligible to participate in the Plan. If such new Outside Director elects not to participate for such Deferral Period, such Director may nevertheless elect to defer Compensation for the next Subsequent Deferral Period (beginning the next following October 1) during the next regular September deferral election period.

D.  Deferral Accounts

         1. Deferral Account. The Company shall establish a deferral account in the name of each Participant on its books and records which shall reflect, with respect to each Plan Year, the amount of actual deferrals, and any earnings and less any losses thereon (the "Adjustment") - as described in Section 3 hereinafter - as an unfunded liability of the Company to the Participant (such actual deferral, plus or minus the Adjustment, is collectively referred to herein as the "Deferral Account").

         2. Irrevocability of Deferral Elections. Once a Participant elects to defer Compensation pursuant to the terms of a deferral agreement, including elections as to the amount and the timing and method of payment, such election shall be irrevocably binding upon the Participant.

         3.  Investment   Options.   The  Company  has  selected  the  following
investment funds for Participant designation under the Plan, which may be modified from time to time by the Committee:

                  The  Oppenheimer  Capital  Appreciation  Fund;
                  The Oppenheimer Global Securities Fund;
                  The Massachusetts  Mutual Equity Fund;
                  The Massachusetts  Mutual Bond Fund;
                  The Massachusetts  Mutual Money Market Fund;
                  The Dreyfus Stock Index Fund; and
                  The UVV Stock Index Fund.

         The above funds, including any changes or additions thereto, shall be referred to individually or collectively as an "Investment Option" or the "Investment Options". Each Participant shall designate how each Deferral Account (deferrals for a particular year) are to be hypothetically invested among the Investment Options. The Company shall use the Participant's Investment Option designations to calculate the Adjustment component of each Deferral Account. The Participant may each change his or her investment election designation each month, with regard to future contributions and current Deferral Accounts (either by calling 1-800-999-6808 or by submitting an investment allocation form), except as provided below. If a Participant changes his or her Investment Option designation for either amounts then in a Deferral Account or future contributions to be allocated to a Deferral Account, then (except as provided below) such change shall supersede the previous designation for such Account, effective as of the first day of the month following the date of such changed election.

         The Company shall begin crediting the Participant's Deferral Account with an amount deferred by the Participant on the last day of the month in which such Compensation otherwise would have been paid to such Participant. Further, as to any amount later distributed from the Plan, the Company shall cease crediting or debiting Adjustments to the Participant's Deferral Account on the last day of the month of the applicable distribution as otherwise determined under Section E (herein the "Valuation Date").

         Notwithstanding any provisions hereof to the contrary, if a Participant elects to hypothetically invest any portion of his or her Compensation in the UVV Stock Index Fund, then the Company shall credit the Participant's Deferral Account with the number of deferred stock units that are equal to 1) the amount then to be invested in the UVV Stock Index Fund divided by the fair market value of Universal Corporation common stock on the last day of the month in which the related Compensation otherwise would have been paid to such Participant.

         Then, until the later distribution of such Deferral Account, the number of deferred stock units credited to the UVV Stock Index Fund portion of the Deferral Account shall be increased on each date on which a dividend is paid on Universal Corporation common stock. The number of additional deferred stock units credited to the UVV Stock Index Fund portion of the Participant's Deferral Account as a result of such deemed dividend shall be determined by (i) multiplying the total number of deferred stock units (with fractional units rounded off to the nearest thousandth) credited to the UVV Stock Index Fund portion of such Deferral Account immediately before allocation of the dividend by the per share value of the dividend (determined as of the dividend payment date), and (ii) dividing the aggregate dividend value determined under (i) by the fair market value of Universal Corporation common stock on the dividend payment date.

         Further, notwithstanding any provisions hereof to the contrary, a Participant may only redirect his election of a deemed investment in the UVV Stock Index Fund (as to any amounts previously credited to such Participant's UVV Stock Index Fund under a Deferral Account) more than six months after (i) electing to transfer any portion of any Deferral Account to the UVV Stock Index Fund or (ii) transferring any amounts into any equity securities fund of Universal Corporation under any employee benefit plan of the Company or its affiliates.

         Moreover, such Participant may only make an initial deemed investment in the UVV Stock Index Fund, or redirect his election of deemed investment in another Investment Option into the UVV Stock Index Fund (as to any amounts previously credited to such Participant's other Investment Options) more than six months after (i) electing to transfer any portion of any Deferral Account out of the UVV Stock Index Fund (to other Investment Options) or (ii) transferring any amounts out of any equity securities fund of Universal Corporation under any employee benefit plan of the Company or its affiliates.

         4. Plan Is Unfunded. Otherwise, while the allocation of investment selections for each Participant shall be made among the Investment Options, the Plan shall be and remain unfunded, and the Participants and the Plan shall have absolutely no ownership interest in any Investment Option. The Company, for its own account, may - but is not required to - invest the amounts represented by the Deferral Accounts in the Investment Options (other than the UVV Stock Index Fund, which shall remain uninvested). The Company shall be the sole owner of any funds invested in any such Investment Option, as well as all amounts accounted for in the Deferral Accounts, all of which shall at all times remain subject to the claims of the Company's general, unsecured creditors.

E.  Distributions

         1. Pre-Deferral Irrevocable Payment Election. A Participant may irrevocably elect to receive the distribution of a Deferral Account, established with respect to a particular Plan Year's deferral, under one selected option from the following alternatives:

                  (a) in a one-time partial distribution of a specified amount as of a specified future Valuation Date that is more than five (5) years from the date of execution of the related Deferral Agreement, with the remainder to be distributed, as elected, in accordance with either subsection (c), (d), (e) or (f) below, and with such partial distribution to be made on or before the fifteenth day of the month following the specified Valuation Date;

                  (b) in a lump sum distribution of the entire related Deferral Account on a specified future Valuation Date that is more than five (5) years from the date of execution of the related Deferral Agreement, with payment made on or before the fifteenth day of the month following the specified Valuation Date;

                  (c) upon termination of service as an Outside Director, in a lump sum distribution, with payment made on or before the fifteenth day of the month following the Valuation Date next following termination of service;

                  (d) upon termination of service as an Outside Director, in annual installment payments for a specified period of up to fifteen (15) years, beginning or before the fifteenth day of the month following the Valuation Date next following termination of service and continuing (to be paid) on each subsequent anniversary date thereafter. Under this method, for example (assuming a fifteen year payment election), the first year's distribution amount will equal one-fifteenth (1/15) of the total accumulated Deferral Account under the election, the second year's distribution will equal one-fourteenth (1/14) of the remaining Deferral Account, and so forth;

                  (e) upon an anniversary of the Participant's termination of service as an Outside Director selected by the Participant under the deferral election (for example, 2 years after termination of service), in annual installment payments thereafter for a specified period of up to fifteen (15) years, beginning on or before the fifteenth day of the month following the applicable anniversary date's Valuation Date and continuing to be paid as of each subsequent anniversary of the Valuation Date thereafter. Under this method, for example (assuming a fifteen year payment election), the first year's distribution amount will equal one-fifteenth (1/15) of the total accumulated Deferral Account, the second year's distribution will equal one-fourteenth (1/14) of the remaining Deferral Account, and so forth; or

                  (f) upon the later of 1) termination of service as an Outside Director or 2) a specified future date that is more than five (5) years from the date of execution of the related Deferral Agreement, in annual installment payments for a specified period of up to fifteen (15) years, beginning on or before the fifteenth day of the month following the applicable specified or post-termination Valuation Date, and continuing (to be paid) on each subsequent anniversary date thereafter. Under this method, for example (assuming a fifteen year payment election), the first year's distribution amount will equal one-fifteenth (1/15) of the total accumulated Deferral Account, the second year's distribution will equal one-fourteenth (1/14) of the remaining Deferral Account, and so forth.



         Otherwise, if any Participant files an otherwise sufficient deferral election for any year that fails to properly select a distribution option, and such distribution selection is not corrected by the deferral election deadline for that year, then the Participant shall be deemed irrevocably to have selected option (c), distribution upon termination of service as an Outside Director in a lump sum distribution, with payment made on or before the fifteenth day of the month following the applicable post-termination Valuation Date.

         Further, notwithstanding the Participant's election of an irrevocable deferred lump sum or deferred installment payment from the options above, the distribution of any remaining Deferral Account to a Participant shall be accelerated in the event of his or her permanent disability (under Section 2 below), death (under Section 3 below) or a "Change of Control", as defined hereinafter (under Section 4 below); and, such distribution may be accelerated in the event of an "Unforeseeable Emergency", as defined hereinafter (under
Section 5 below).

         2. Payment in Event Participant Becomes Permanently Disabled. In the event a Participant terminates service as an Outside Director as a result of "total and permanent disability", in accordance with that term as otherwise defined in the Company long term disability benefits plan, the accelerated method of payment of such Participant's remaining Deferred Accounts under this Plan shall be a lump sum distribution, with payment made on or before the fifteenth day of the month following the Valuation Date coinciding with or next following the determination of the Participant's total disability.

         3. Payment in Event of Participant's Death. In the event a Participant dies prior to the elected date for any payment (or remaining payment) of any Deferral Account, the accelerated method of payment of a Participant's then remaining Deferred Accounts shall be a lump sum distribution to the beneficiary(ies) previously designated in writing by the Participant, with payment made on or before the fifteenth day of the month following the Valuation Date coinciding with or next following the Participant's death.

         Each Participant shall designate in writing a beneficiary (or beneficiaries) to whom the death benefits hereunder are to be paid (should the Participant die prior to receiving complete distribution of his or her Deferral Accounts). A Participant may change his or her beneficiary designation at any time, by filing a revised and executed beneficiary designation form with the Committee (which shall only be effective upon receipt by the Committee).

         If a Participant fails to designate any beneficiary as provided for above, if no designated beneficiary survives the Participant or if each designated beneficiary dies before the distribution of all payments otherwise due hereunder with respect to any deceased Participant, the Company shall pay any remaining Deferral Accounts of the Participant to the Participant's estate.

         4. Payment in Event of Change of Control. Upon the Occurrence of a "Change of Control", as defined below, with respect to either a Participant who continues to serves as an Outside Director or a Participant who has terminated service as an Outside Director (whether receiving payments currently hereunder or with deferred payments pending under prior elections), the Company shall pay such Participant his or her remaining Deferral Accounts in a lump sum distribution, with payment made on or before the fifteenth day of the month following the Valuation Date coinciding with or next following the date of the Change of Control.

         For the purpose of this Plan, a "Change of Control" shall mean:

                  (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act"))(hereunder a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of Common Stock of Universal Corporation (the "Outstanding Common Stock") or (ii) the combined voting power of the then outstanding voting securities of Universal Corporation entitled to vote generally in the election of directors of Universal Corporation (the "Outstanding Voting Securities"); provided that, however, for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control hereunder: (i) any acquisition directly from Universal Corporation, (ii) any acquisition by Universal Corporation, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Universal Corporation or any corporation controlled by Universal Corporation or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i),
(ii) and (iii) of subsection (c) below;

                  (b) Individuals who, as of October 1, 1994, constitute the Board of Directors of Universal Corporation (the "Incumbent Board") cease, for any reason, to constitute at least a majority of such Board; provided, however, that any individual becoming a director subsequent to October 1, 1994, whose election, or nomination for election, by the shareholders of Universal Corporation, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors of Universal Corporation;

                  (c) Consummation of a reorganization, merger or consolidation or sale or other disposition of all, or substantially all, of the assets of Universal Corporation (a "Business Combination") in each case, unless, following such Business Combination: (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which, as a result of such transaction, owns Universal Corporation or all or substantially all of the assets of Universal Corporation, either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Common Stock and Outstanding Voting Securities, as the case may be; (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of Universal Corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination and the combined voting power of the then outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination; and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

                  (d) Approval by the shareholders of Universal Corporation of a complete liquidation or dissolution of Universal Corporation.

         5. Payment in Event of Unforeseeable Emergency.

                  (a) A distribution of a portion of a Participant's Deferral Account because of an Unforeseeable Emergency shall be permitted only to the extent required by the Participant to satisfy the Participant's emergency need. Whether an Unforeseeable Emergency hereunder has occurred will be determined solely by the Committee, which has the complete and exclusive discretion and authority to make such determination. Distributions in the event of an Unforeseeable Emergency may be made by and with the approval of the Committee, upon written request submitted by the Participant.

                  b) An  "Unforeseeable  Emergency"  hereunder  is  defined as a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent of the Participant, loss of the Participant's property due to casualty or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the Participant's control. The circumstances that will constitute an Unforeseeable Emergency will depend upon the facts of each situation, but, in any event, any distribution under this Section shall not exceed the remaining amount required by the Participant to resolve the hardship after: (i) reimbursement or compensation through insurance or otherwise; (ii) obtaining liquidation of the Participant's assets, to the extent such liquidation would not itself cause a severe financial hardship; and (iii) suspension of current deferrals under the Plan.

F.  Participants ' Rights

         1. Participant Rights in the Unfunded Plan. Any liability of the Company to any Participant with respect to any benefit hereunder shall be based solely upon the contractual obligations created by the Plan and the related Deferral Agreements (collectively, the "Agreements"). No such obligation shall be deemed to be secured by any pledge or any encumbrance on any property of the Company. No Participant shall have any rights under the Plan other than those of a general unsecured creditor of the Company. Any assets segregated or otherwise identified by the Company for the purpose of paying benefits pursuant to the Plan nevertheless remain general corporate assets subject to the claims of the general creditors of the Company, and are not held in trust by the Company for the benefit of Plan Participants.

         2. Benefits Not Assignable. Except as otherwise provided for under Section E.3., each Participant's rights under the Plan shall be non-transferable and non-assignable. Subject to the exceptions provided under this Plan, no benefit which shall be payable to any person (including a Participant or Beneficiary) shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge. Any such attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge such benefits shall be void. Further, no such benefit shall in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements or torts of any such person, nor shall it be subject to attachment or legal process for or against such person, and the same shall not be recognized, except to such extent as may be required by law.

G.  The Company's Reservation of Rights

         1. Amendment or Termination of Plan. The Company retains the right, at any time and in its sole and exclusive discretion, to amend or terminate the Plan, in whole or in part, without restriction. Any amendment of the Plan shall be approved by the Board of Directors of the Company or its authorized delegate, shall be in writing and shall be communicated within thirty (30) days of its adoption to the Participants. Notwithstanding the above, the Committee shall have and retain the authority to change the requirements of eligibility and to modify the Investment Options hereunder.

         Notwithstanding the above, no amendment of the Plan shall substantially impair or curtail the Company's contractual obligations under the Plan arising from Deferral Agreements previously executed as to deferrals completed and benefits accrued prior to such amendment.

         Further, notwithstanding any other provision herein to the contrary, in the event of Plan termination, full payment of all remaining Deferral Accounts shall be completed not later than the last business day of the third calendar month following the month in which the Plan termination is made effective.

H.  Claims Procedures and Committee Determinations

         1. Claims Procedure. Any claim by a Participant or his or her Beneficiary (hereafter the "Claimant") for benefits shall be submitted in writing to the Committee. The Committee shall be responsible for deciding whether such claim is payable, or the claimed relief otherwise is allowable, under the provisions and rules of the Plan (a "Covered Claim"). The Committee otherwise shall be responsible for providing a full review of the Committee's decision with regard to any claim, upon a written request.

         Each claimant or other interested person shall file with the Committee such pertinent information as the Committee may specify, and in such manner and form as the Committee may specify; and, such person shall not have any rights or be entitled to any benefits, or further benefits, hereunder, as the case may be, unless the required information is filed by the Claimant or on behalf of the Claimant. Each Claimant shall supply, at such times and in such manner as may be required, written proof that the benefit is covered under the Plan. If it is determined that a Claimant has not incurred a Covered Claim or if the Claimant shall fail to furnish such proof as is requested, no benefits, or no further benefits, hereunder, as the case may be, shall be payable to such Claimant.

         Notice of any decision by the Committee with respect to a Claim generally shall be furnished to the Claimant within ninety (90) days following the receipt of the claim by the Committee (or within ninety (90) days following the expiration of the initial ninety (90) day period in any case where there are special circumstances requiring extension of time for processing the claim). If special circumstances require an extension of time for processing the claim, written notice of the extension shall be furnished by the Committee to the Claimant.

         Commencement of benefit payments shall constitute notice of approval of a claim to the extent of the amount of the approved benefit. If such claim shall be wholly or partially denied, such notice shall be in writing. If the Committee fails to notify the Claimant of the decision regarding his or her claim in accordance with the "Claims Procedure" provisions, the claim shall be "deemed" denied; and, the Claimant then shall be permitted to proceed with the claims review procedure provided for herein.

         Within sixty (60) days following receipt by the Claimant of notice of the claim denial, or within sixty (60) days following the date of a deemed denial, the Claimant may appeal denial of the claim by filing a written application for review with the Committee. Following such request for review, the Committee shall fully review the decision denying the claim. The decision of the Committee then shall be made within sixty (60) days following receipt by the Committee of a timely request for review (or within one hundred and twenty (120) days after such receipt, in a case where there are special circumstances requiring an extension of time for reviewing such denied claim). The Committee shall deliver its decision to the Claimant in writing. If the decision on review is not furnished within the prescribed time, the claim shall be deemed denied on review.

         2. Committee Determinations Final. For all purposes under the Plan, the decision with respect to a claim (if no review is requested) and the decision with respect to a claims review (if requested), shall be final, binding and conclusive on all Participants, Beneficiaries and other interested parties, as to all matters relating to the Plan and Plan benefits. Further, each claims determination under the Plan shall be made in the absolute and exclusive discretion and authority of the Committee.

I.   Miscellaneous Provisions

         1. Plan Year. The Plan Year shall begin on October 1 each year and end on September 30 of the following year.

         2. Tax Withholding. The Company shall withhold from any payment made by it under the Plan such amount or amounts as may be required for purposes of complying with the tax withholding or other provisions of the Internal Revenue Code of 1986, as amended, the Social Security Act, as amended, or any federal, state or local income or employment tax provision; or otherwise, for purposes or paying any estate, inheritance or other tax attributable to any amounts payable hereunder.

         3.  Participant's  Incapacity.   If,  in  the  Committee's  opinion,  a
Participant or other person entitled to receive benefits under the Plan is in any way incapacitated so as to be unable to manage his or her financial affairs, then the Committee may make such payment(s) into a separate, interest-bearing account established for the benefit of, and on behalf of, the Participant or other recipient, for release at such time as a claim is made by a conservator or other person legally charged with the care of his or her person or of his or her estate, as applicable. Thereafter, any benefits payable under the Plan shall be made to such conservator or other person legally charged with the care of his or her person or estate.

         4. Independence of Plan. Except as otherwise expressly provided herein, this Plan shall be independent of, and in addition to, any other agreement for the provision of services or rights that may exist, from time to time, between the parties hereto.

         5. Responsibility for Legal Effect. Neither the Committee nor the Company makes any representations or warranties, express or implied, or assumes any responsibility, concerning the legal, tax or other implications or effects of this Plan.

         6. Successors, Acquisitions, Mergers, Consolidations. The terms and conditions of the Plan and each Deferral Agreement thereunder shall inure to the benefit of, and bind, the Company and the Participants, and their successors, assigns and personal representatives.

         7. Controlling Law. The Plan shall be construed in accordance with the laws of the Commonwealth of Virginia to the extent not preempted by laws of the United States of America.


WITNESS the following signature this 9th day of November, 1998.


                                          /s/ William L. Taylor
                                         ---------------------------
                                         William L. Taylor, Vice President